UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2013

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, VA	24112	(276) 632-0459
(Address of principal executive offices)	(zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2013, Alan D. Cole, Hooker Furniture Corporation’s President, announced that he will retire at the end of the company’s current fiscal year on February 2, 2014. He will be succeeded by Michael W. Delgatti, Jr., currently serving as the President of Hooker Upholstery and the Executive Vice President of Sales for the company. Mr. Delgatti has served as President of Hooker Upholstery since August 2011 and Executive Vice-President of Corporate Sales since September 2012. He joined the Company in January of 2009 as Executive Vice-President of Hooker Upholstery. Prior to that, Mr. Delgatti served as Executive Vice- President – Sales and Marketing at Southern Furniture Company, a privately-held manufacturer of upholstered furniture, from September 2007 to January 2009 and served as Executive Vice-President-Upholstery and Occasional at Broyhill Furniture, a subsidiary of Furniture Brands International, from June 2005 through August 2007.

Mr. Cole is expected to a serve as a consultant to the Company from time to time on a variety of projects.

A copy of the Company’s press release, issued December 11, 2013, announcing Mr. Cole’s retirement and Mr. Delgatti’s planned promotion, is filed as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

    Exhibit 99.1                                Press release dated December 11, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Senior Vice-President – Finance and Accounting
Chief Financial Officer

Date: December 13, 2013